Exhibit 10.1
AMENDMENT NO. 17 TO MASTER REPURCHASE AGREEMENT
Amendment No. 17 to Master Repurchase Agreement, dated as of September 17, 2021 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and HOME POINT FINANCIAL CORPORATION (the “Seller”).
RECITALS
The Buyer and the Seller are parties to (a) that certain Master Repurchase Agreement, dated as of October 28, 2015 (as amended by Amendment No. 1, dated as of May 4, 2016, Amendment No. 2, dated as of September 15, 2016, Amendment No. 3, dated as of September 28, 2016, Amendment No. 4, dated as of January 5, 2017, Amendment No. 5, dated as of October 6, 2017, Amendment No. 6, dated as of November 9, 2017, Amendment No. 7, dated as of May 7, 2018, Amendment No. 8, dated as of July 16, 2018, Amendment No. 9, dated as of October 19, 2018, Amendment No. 10, dated as of February 29, 2019, Amendment No. 11, dated as of September 20, 2019, Amendment No. 12, dated as of December 12, 2019, Amendment No. 13, dated as of July 6, 2020, Amendment No. 14, dated as of September 18, 2020, Amendment No. 15, dated as of October 6, 2020 and Amendment No. 16, dated as of December 22, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of September 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.    Definitions. Section 1 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Seller or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).
SECTION 2. Representations. Section 10 of the Existing Repurchase Agreement is hereby amended by adding the following new paragraph at the end thereof:
(aa) Anti-Corruption Laws. Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by Seller, its respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and Seller, its Subsidiaries and their respective officers and directors and to the knowledge of Seller, its employees and agents, are in compliance with Anti-Corruption Laws in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Seller being designated as a Sanctioned Person. No Transaction contemplated by this Agreement will violate any Anti-Corruption Law.
SECTION 3. Covenants. Section 11 of the Existing Repurchase Agreement is hereby amended by deleting clauses (d)(ii), (iii) and (iv) in their entirety and replacing them with the following, respectively:
(ii) Within forty-five (45) days after the end of each calendar quarter, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, a calculation schedule of Financial Condition Covenants, and as may be reasonably requested by Buyer, the statement of retained earnings and the statement of cash flows for the Financial Reporting Party for such calendar quarter(s), of the Financial Reporting Party;
(iii) Within thirty (30) days after the end of each of the first two (2) months of each calendar quarter, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, a calculation schedule of Financial Condition Covenants, and as may be reasonably requested by Buyer, the statement of retained earnings and the statement of cash flows for the Financial Reporting Party for such monthly period(s), of the Financial Reporting Party;
(iv) Unless otherwise waived by Buyer in writing, simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (i) through (iii) above, submission of a certificate in the form of Exhibit A to the Pricing Letter and certified by the president, chief financial officer, or designee as approved by Buyer of the Financial Reporting Party, which includes detailed reporting to the materials set forth therein including without limitation, any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor, the valuation of the Seller’s Capitalized Mortgage Servicing

Rights by any third-party evaluator and a quarterly legal compliance questionnaire certified by the general counsel or chief/head of compliance;
SECTION 4. Assignability. Section 17 of the Existing Repurchase Agreement is hereby amended by deleting the third paragraph thereof in its entirety and replacing it with the following:
Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 17, disclose to the assignee or participant or proposed assignee or participant, as the case may be, this Agreement and the other Program Documents and any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.
SECTION 5. Representations and Warranties with Respect to Purchased Assets. Schedule 1 to the Existing Repurchase Agreement is hereby amended by adding the following new paragraph at the end thereof:
(cccc) TRID Compliance.  To the extent applicable, effective with respect to applications taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule.
SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
6.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)    this Amendment, executed and delivered by the Buyer and Seller;
(b)    Amendment No. 10 to the Pricing Letter, dated as of the date hereof, executed and delivered by Buyer and Seller; and
(c)    such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 7. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8.    Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 9.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 10.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 11.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature. The original documents shall be promptly delivered, if requested.
SECTION 12.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/s/ Kathleen Donovan

Name:	Kathleen Donovan
Title:	Managing Director

By:	/s/ Chi Ma

Name:	Chi Ma
Title:	Director

Signature Page to Amendment No. 17 to Master Repurchase Agreement

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Joseph Ruhlin

Name:	Joseph Ruhlin
Title:	Treasurer

Signature Page to Amendment No. 17 to Master Repurchase Agreement